Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No.5 to Registration Statement No. 333-150982 on Form S-8, of our reports dated February 27, 2026, relating to the consolidated financial statements of Southern Copper Corporation and subsidiaries (the “Company”), and the effectiveness of the Company´s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

Galaz, Yamazaki, Ruiz Urquiza, S.C.

Affiliate of a Member Firm of Deloitte Touche Tohmatsu Limited

/s/ Galaz, Yamazaki, Ruiz Urquiza, S.C.

Mexico City, Mexico

February 27, 2026